Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Clixster Mobile Group Inc a Texas corporation (the "Company") on Form 10-Q for the six months period ending June 30, 2013, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Mohd Suhaimi bin Rozali, Chief Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Clixster Mobile Group Inc, and will be retained by Clixster Mobile Group Inc and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Mohd Suhaimi bin Rozali
--------------------------
Mohd Suhaimi bin Rozali
Chief Financial Officer
June 23, 2014